UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2011

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Contract for Named Executive Officer

On October 10, 2011, an indirect, wholly-owned subsidiary of Invesco Ltd. (together with its affiliates, as applicable, “Invesco” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Invesco Ltd.’s Senior Managing Director and the Head of Invesco Institutional, G. Mark Armour.  The Employment Agreement modifies and supersedes the terms of Mr. Armour’s employment set forth in the Description of Material Employment Terms, filed as Exhibit 10.2 to Invesco’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission on August 2, 2010.

The principal terms of the Employment Agreement are described below:

Effective Date.  The Employment Agreement is effective as of September 1, 2011.

Base Salary.  Mr. Armour’s base salary under the Employment Agreement will be $A 425,000 per year.

Annual Bonus Compensation.  Mr. Armour will continue to have the opportunity to receive annual bonuses at the discretion of the Company.

Other Benefits.  Mr. Armour will be eligible for superannuation contributions to be paid by the Company in an amount equal to 9% of base salary, retrenchment benefits, and welfare and fringe benefits.  Mr. Armour will also be eligible to receive annual tax consultancy services at the expense of the Company.

Termination of Employment.

Notice.  Each of Mr. Armour and, in the absence of “Cause” (as defined in the applicable equity incentive plan from time to time), the Company is required to give the other six (6) months’ advance written notice of the intent to terminate the employment relationship (the “Notice Period”). The Company has the right to relieve Mr. Armour of all of his duties and place him on paid administrative leave during the Notice Period.

Effective Date of Termination.  Mr. Armour’s employment will not terminate until the expiration of the Notice Period.  However, at any time during his employment relationship the Company may terminate the employment relationship for Cause, effective immediately.

Nondisclosure; Nonrecruitment; Nonsolicitation.  The Employment Agreement prohibits Mr. Armour from disclosing any (i) confidential information of Invesco for six months after his date of termination of employment, and (ii) trade secrets of Invesco at any time after termination of his employment while they remain trade secrets under applicable law. The Employment Agreement also prohibits Mr. Armour, for a period of six months following his termination of employment, from recruiting any employee of the Company with whom he had material contact to leave the Company, or (ii) soliciting any customer of the Company with whom he had material contact for purposes of providing investment management products or services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Kevin M. Carome
Senior Managing Director and
General Counsel

Date: October 14, 2011